Exhibit 99

For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON REPORTS RECORD SEPTEMBER QUARTER
Assets Under Management Up 34% to $236.9 Billion; Equity Assets Up 56%

Baltimore, Maryland -- October 22, 2003 -- Legg Mason, Inc. (NYSE: LM) today reported record net revenues, net earnings and diluted earnings per share for the quarter ended September 30, 2003: net revenues were $457.7 million, up 25% from $366.3 million in the September 2002 quarter, net earnings were $66.6 million, up 47% from $45.4 million a year ago, and diluted earnings per share were $0.93, up 41% from $0.66 a year ago.

As previously announced, these results include a litigation award pre-tax charge of $17.5 million (which decreased reported earnings by $0.13 per diluted share) and a $10.9 million pre-tax gain from the sale of our mortgage servicing operations (which increased reported earnings by $0.10 per diluted share when combined with the earnings of that discontinued operation). Excluding these items, the Company's net earnings would have been $68.7 million, up 50% from the September 2002 quarter, while diluted earnings per share would have been $0.96, up 43%. A reconciliation to GAAP earnings is included as Exhibit A.

The Company also commenced expensing its stock-based compensation this quarter, recognizing stock option expense of $2.7 million (which decreased reported earnings by $0.02 per diluted share).

Assets under management increased to a record $236.9 billion, up 9% from $216.6 billion in June and up 34% from $176.6 billion reported a year ago.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"This was a quarter that truly showed our strengths. Asset management, private client and investment banking had strong results. Our theme has been 'Balance,' which has served us well in declining markets and continues to serve us well in stronger markets. We have said that stronger equity markets could have a meaningful, positive effect on our profits: this quarter is an indication of what that positive effect can be.

"Our ability to attract new client assets and to grow our current assets continues to be Legg Mason's primary strength. Our equity assets under management have increased by 56% in the last year and now represent 36% of our total assets under management, up from 31% of the total a year ago. Our fixed income assets increased by 24% year over year. However, clearly the most important fact is that our total assets under management grew 34% over the last 12 months, from $177 billion to $237 billion."

LEGG MASON, INC.
News Release -- October 22, 2003

Consolidated Results for the Quarter

Investment advisory and related fees for the quarter ended September 30, 2003 totaled $281.8 million, up 39% from $203.1 million in the September 2002 quarter, primarily due to an increase in investment management fees at Private Capital Management, Western Asset, Legg Mason Funds/Capital Management and Royce, as well as substantial increases in proprietary fund distribution fees, reflecting the improved equity market conditions from a year ago and the continued strong performance of these managers. Investment advisory and related fees represented 62% of the Company's consolidated net revenues, up from 55% a year ago.

Revenues from retail and institutional securities brokerage, which includes commissions plus principal transaction revenues, totaled $125.1 million, up 4% from $120.3 million a year ago. Commissions were up 6%, to $83.7 million, primarily reflecting an increased volume of retail commissions; commissions represented 18% of the Company's consolidated net revenues, down from 22% a year ago. Principal transaction revenues were up 1%, to $41.4 million, as increased NASDAQ and retail fixed income transaction volume was largely offset by decreased institutional taxable fixed income transaction volume.

Investment banking revenues were $39.2 million, up 40% from $28.1 million a year ago, due to substantial increases in retail and institutional selling concessions and management fees from public offerings as well as corporate advisory fees. Public finance revenues were essentially unchanged.

Net interest profit was $5.0 million, down 15% as a result of lower interest rates, while other revenues were $6.5 million, down 26% as a result of losses on firm investments.

The pre-tax profit margin on continuing operations was 21.1% in the current quarter, up from 20.0% a year ago, and the effective tax rate was 38.6%, versus 37.3%. The annualized return on equity was 17.5%, versus 16.7%.

As of September 30, 2003, stockholders' equity was $1.395 billion, up 19% from $1.168 billion a year ago; book value per share was up 18%, to $20.52 from $17.40. The Company had 68.0 million shares outstanding at quarter end, including exchangeable shares, and 71.6 million diluted shares1.

Assets Under Management and Total Client Assets

Assets under management as of September 30, 2003 aggregated a record $236.9 billion, up 9% from $216.6 billion in June and up 34% from $176.6 billion reported a year ago. Reflecting the

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1 Does not include 4.4 million shares issuable upon conversion of our zero-coupon contingent convertible senior notes that would be required to be accounted for on an "as if converted" basis if, e.g., the price of our common stock closes above $73.15 per share for at least 20 of the last 30 consecutive trading days of the December 2003 quarter.

LEGG MASON, INC.
News Release -- October 22, 2003

improved equity markets, equity assets increased to 36% of the total managed assets from 35% in June and 31% a year ago. Our institutional asset management division was responsible for 68% of our total assets under management as of September 30, while our mutual funds management division was responsible for 21% and our wealth management division, 11%.

Positive net client cash flows of approximately $13.9 billion were the primary contributor to the $20.3 billion increase in assets under management during the quarter, with market appreciation from equity and fixed income accounts accounting for the remainder of the increase. Each of our asset management divisions experienced strong positive net flows.

Ten of the 21 Legg Mason Funds, representing 81% of this funds family's total assets, performed in the top quartile of their respective Lipper categories for the 12 months ended September 30, 2003, and four of these funds were among the top five funds in their respective Lipper categories: Focus Trust was the #1 fund among all 649 large-cap growth equity funds and Maryland Tax-Free Income Trust was the #1 fund among all 34 Maryland municipal funds, while Opportunity Trust was the #3 fund and Special Investment Trust was the #5 fund among all 309 mid-cap core equity funds.

Total client assets, which include assets in our clients' securities brokerage accounts plus assets under management, minus any overlap, aggregated $299.6 billion as of September 30, 2003.

Segment Results for the Quarter

Our Asset Management and Private Client business segments were the primary contributors to our growth in earnings in the quarter ended September 30, 2003.

The net revenues of our Asset Management business segment totaled $221.3 million, up 46% from the year ago quarter, and this segment's pre-tax earnings increased by 74%, to $70.5 million. The increases in assets under management, and resulting increases in management fees, at Private Capital Management, Western Asset, Legg Mason Funds/Capital Management and Royce were the primary contributors to the segment's increases in net revenues and pre-tax earnings.

Our Private Client business segment's pre-tax earnings increased 76%, to $32.2 million, on a 14% net revenue increase, to $165.0 million. Expenses rose only 5% as increased sales compensation costs, due to increased revenues, were offset by lower non-compensation expenses.

The net revenues of our Capital Markets business segment were up 5%, to $72.7 million, but its pre-tax earnings dropped by 10%, to $12.7 million, as increased revenues and earnings in corporate finance were offset by lower taxable fixed income revenues and higher equity and fixed income overhead expenses.

The Other business segment consists principally of the single litigation award charge and losses on firm investments referenced above plus unallocated corporate expenses.

LEGG MASON, INC.
News Release -- October 22, 2003

Fiscal Year to Date Results

For the six months ended September 30, 2003, net revenues were $875.1 million, up 16% from $752.8 million in the comparable period a year ago. Investment advisory and related fees were up 23%, to $523.6 million, and represented 60% of the firm's total net revenues. Commissions were up 2%, to $168.0 million, and represented 19% of total net revenues. Principal transactions were up 9%, to $84.4 million, and investment banking was up 19%, to $70.7 million. Net interest profit was up 2%, to $10.3 million, and other revenues were up 11%, to $18.1 million.

Net earnings for the six months ended September 30, 2003, were $125.0 million, up 32% from $94.4 million in the comparable period a year ago, and diluted earnings per share were $1.76, up 28% from $1.37. The pre-tax profit margin on continuing operations was 22.0%, up from 20.4%, and the effective tax rate was 38.6% versus 38.2%.

Regular Quarterly Dividend

Legg Mason also announced today that its Board of Directors has declared a regular quarterly dividend on its common stock in the amount of $0.15 per share, payable January 5, 2004 to stockholders of record at the close of business on December 10, 2003.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-888-245-7013 (or 1-973-582-2776 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay of the live broadcast will be available on the Legg Mason website or by dialing 1-877-519-4471 (or 1-973-341-3080 for international calls), access Pin Number 4236366,after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

LEGG MASON, INC.
News Release - October 22, 2003

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended September 30, 2003 and 2002

	(000's, except per share amounts)

	2003	% of Net Revenues	2002	% of Net Revenues

Revenues:
Investment advisory and related fees	$218,812	61.6	$203,133	55.5
Commissions	83,719	18.3	79,138	21.6
Principal transactions	41,407	9.0	41,188	11.2
Investment banking	39,220	8.6	28,075	7.7
Interest	20,027	4.4	29,708	8.1
Other	6,536	1.4	8,889	2.4

Total revenues	472,721	103.3	390,131	106.5
Interest expense	14,992	3.3	23,816	6.5

Net revenues	457,729	100.0	366,315	100.0

Non interest expenses:
Compensation and benefits	259,036	56.6	212,906	58.1
Communications and technology	21,923	4.8	22,418	6.1
Occupancy	16,402	3.6	16,502	4.5
Amortization of intangible assets	5,296	1.2	5,824	1.6
Litigation award charge	17,500	3.8	-	-
Other	40,938	8.9	35,573	9.7

Total non-interest expenses	361,095	78.9	293,223	80.0

Earnings from continuing operations
before income tax provision	96,634	21.1	73,092	20.0

Income tax provision	37,260	8.1	27,246	7.5

Net earnings from continuing operations	59,374	13.0	45,846	12.5

Discontinued operations, net of taxes	785	0.2	(475)	(0.1)
Gain on sale of discontinued operations,
net of taxes	6,481	1.4	-	-

Net earnings	$66,640	14.6	$45,371	12.4

[continued on next page]

LEGG MASON, INC.
News Release - October 22, 2003

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended September 30, 2003 and 2002
(continued)

	(000's, except per share amounts)

	2003	2002

Net Earnings per common share:
Basic
Continuing operations	$0.89	$0.70
Discontinued operations	0.01	(0.01)
Gain on sale of discontinued operations	0.10	-

	$1.00	$0.69

Diluted
Continuing operations	$0.83	$0.67
Discontinued operations	0.01	(0.01)
Gain on sale of discontinued operations	0.09	-

	$0.93	$0.66

Weighted average number of common
shares outstanding:
Basic	66,747	66,020
Diluted	71,584	68,446

LEGG MASON, INC.
News Release - October 22, 2003

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended September 30, 2003 and 2002

	(000's, except per share amounts)

	2003	% of Net Revenues	2002	% of Net Revenues

Revenues:
Investment advisory and related fees	$523,637	59.8	$425,481	56.5
Commissions	168,025	19.2	163,966	21.8
Principal transactions	84,353	9.6	77,423	10.3
Investment banking	70,687	8.1	59,610	7.9
Interest	41,861	4.8	58,587	7.8
Other	18,055	2.1	16,219	2.1

Total revenues	906,618	103.6	801,286	106.4
Interest expense	31,547	3.6	48,442	6.4

Net revenues	875,071	100.0	752,844	100.0

Non interest expenses:
Compensation and benefits	500,745	57.2	443,882	59.0
Communications and technology	44,567	5.1	44,765	5.9
Occupancy	32,490	3.7	31,835	4.2
Amortization of intangible assets	10,858	1.2	11,749	1.6
Litigation award charge	17,500	2.0	-	-
Other	76,953	8.8	67,047	8.9

Total non-interest expenses	683,113	78.0	599,278	79.6

Earnings from continuing operations
before income tax provision	191,958	22.0	153,566	20.4

Income tax provision	74,108	8.5	58,724	7.8

Net earnings from continuing operations	117,850	13.5	94,842	12.6

Discontinued operations, net of taxes	675	0.1	(453)	(0.1)
Gain on sale of discontinued operations,
net of taxes	6,481	0.7	-	-

Net earnings	$125,006	14.3	$94,389	12.5

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LEGG MASON, INC.
News Release - October 22, 2003

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended September 30, 2003 and 2002
(continued)

	(000's, except per share amounts)

	2003	2002

Net Earnings per common share:
Basic
Continuing operations	$1.77	$1.44
Discontinued operations	0.01	(0.01)
Gain on sale of discontinued operations	0.10	-

	$1.88	$1.43

Diluted
Continuing operations	$1.66	$1.38
Discontinued operations	0.01	(0.01)
Gain on sale of discontinued operations	0.09	-

	$1.76	$1.37

Weighted average number of common
shares outstanding:
Basic	66,461	66,008
Diluted	70,914	68,785

Book value per common share	$20.52	$17.40

LEGG MASON, INC.
News Release - October 22, 2003

LEGG MASON, INC. AND SUBSIDIARIES
Business Segment Financial Results (000's)

For the Quarters Ended September 30, 2003 and 2002

	2003	% of Total	2002	% of Total

Net revenues:
Asset Management	$221,340	48.4	$151,791	41.4
Private Client	164,973	36.0	145,295	39.7
Capital Markets	72,748	15.9	69,161	18.9
Other	(1,332)	(0.3)	68	-

Total	$457,729	100.0	$366,315	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$70,516	73.0	$40,535	55.5
Private Client	32,232	33.4	18,317	25.1
Capital Markets	12,720	13.1	14,197	19.4
Other	(18,834)	(19.5)	43	-

Total	$96,634	100.0	$73,092	100.0

For the Six Months Ended September 30, 2003 and 2002

	2003	% of Total	2002	% of Total

Net revenues:
Asset Management	$410,202	46.9	$314,978	41.8
Private Client	323,717	37.0	301,447	40.1
Capital Markets	142,488	16.3	136,298	18.1
Other	(1,336)	(0.2)	121	-

Total	$875,071	100.0	$752,844	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$125,321	65.3	$86,831	56.5
Private Client	60,383	31.4	39,803	25.9
Capital Markets	25,304	13.2	27,006	17.6
Other	(19,050)	(9.9)	(74)	-

Total	$191,958	100.0	$153,566	100.0

LEGG MASON, INC.
News Release - October 22, 2003

				Exhibit A

LEGG MASON, INC. AND SUBSIDIARIES
Reconciliation to GAAP Earnings

	Quarters Ended September		Six Months Ended September
	2003	2002	2003	2002

Net earnings reconciliation:
Net earnings, as reported	$66,640	$45,371	$125,006	$94,389
Litigation award charge, net of taxes	9,337	-	9,337	-
Gain on sale of discontinued operations,
net of taxes	(6,481)	-	(6,481)	-
Discontinued operations, net of taxes	(785)	475	(675)	453

Net earnings, as adjusted	$68,711	$45,846	$127,187	$94,842

Net earnings per common share reconciliation:
Basic earnings, as reported	$1.00	$0.69	$1.88	$1.43
Litigation award charge, net of taxes	0.14	-	0.14	-
Gain on sale of discontinued operations,
net of taxes	(0.10)	-	(0.10)	-
Discontinued operations, net of taxes	(0.01)	0.01	(0.01)	0.01

Basic earnings, as adjusted	$1.03	$0.70	$1.91	$1.44

Diluted earnings, as reported	$0.93	$0.66	$1.76	$1.37
Litigation award charge, net of taxes	0.13	-	0.13	-
Gain on sale of discontinued operations,
net of taxes	(0.09)	-	(0.09)	-
Discontinued operations, net of taxes	(0.01)	0.01	(0.01)	0.01

Diluted earnings, as adjusted	$0.96	$0.67	$1.79	$1.38